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                                                                     Exhibit 5.5

                               CONSENT OF EXPERTS

      We hereby consent to the reliance in this Registration Statement on Form F-10 of Western Silver Corporation ("Western Silver") on our report entitled "Penasquito Pre-Feasibility Study" dated March 2004, as amended and restated on November 8, 2004, and as further amended and restated on December 10, 2004, which was commissioned by Western Silver. We also consent to the reference to M3 Engineering Technology Corporation under the headings "Summary Description of the Business" and "Experts" in such Registration Statement.

M3 Engineering Technology Corporation

By: /s/ Conrad E. Huss
    --------------------------
Name: Conrad E. Huss
Title: Executive Vice President

Date: December 15, 2004